June 29, 2009

Securities and Exchange Commission Washington, D.C. 20549

Commissioners:
We have read NEDAK Ethanol, LLC's statements included under Item 4.01 of its Form 8-K filed on June 29, 2009 and we agree with such statements concerning our firm.

/s/ Boulay, Heutmaker, Zibell & Co. P.L.L.P.
Boulay, Heutmaker, Zibell & Co. P.L.L.P.